Exhibit 99.4
FORM OF AGREEMENT RESPECTING NONCOMPETITION,
NONSOLICITATION AND CONFIDENTIALITY
     This AGREEMENT RESPECTING NONCOMPETITION, NONSOLICITATION AND CONFIDENTIALITY (this “Agreement”) is entered into this                      day of                                          200_, by and between                                           (“Employee”) and NeuStar, Inc. (together with its affiliates and successors, “NeuStar”) (hereinafter collectively referred to as “the Parties”).
     WHEREAS, Employee is employed by NeuStar;
     NOW, THEREFORE, in consideration of Employee’s continued employment by NeuStar and the compensation and benefits to be provided to Employee by NeuStar throughout Employee’s course of employment, and the mutual covenants described below, the Parties agree as follows:
     1. Noncompetition. Employee acknowledges that his or her employment with NeuStar has created a relationship of confidence and trust between Employee and NeuStar. During the term of Employee’s employment, Employee has obtained Confidential Information (within the meaning of Paragraph 3) with regard to NeuStar, its officers, directors and employees and/or its clients, customers and vendors and has obtained contacts, training and experience. Employee acknowledges and agrees that there is a substantial probability that such Confidential Information, contacts, training and experience could be used to the substantial advantage of a competitor of NeuStar and/or to NeuStar’s substantial detriment. Therefore, in consideration for Employee’s continued employment, Employee agrees that prior to 18 months from the date his or her employment is terminated or otherwise ceases, with respect to any state or country in which NeuStar engaged in business during Employee’s employment term, Employee shall not participate or engage, directly or indirectly, for himself or herself or on behalf of or in conjunction with any person, partnership, corporation, or other entity, whether as an employee, agent, officer, director, shareholder, partner, joint venturer, investor or otherwise, in any business competitive with a business undertaken by NeuStar or by Employee at any time during Employee’s employment term. For purposes of this paragraph, such business shall include but not be limited to the activities of numbering, number management, internet domains, web performance and network monitoring, communication registries, and infrastructure services relating to mobile data and messaging.
     Nowithstanding the foregoing, nothing herein shall prohibit Employee from being employed by, or holding a passive or indirect equity ownership in, any person or entity that has operations that compete with NeuStar so long as Employee does not personally participate in the management of, or provide strategic advice to, the operations of such person or entity that compete with NeuStar.
     2. Nonsolicitation. Employee agrees that during his or her employment with NeuStar and for 18 months thereafter, Employee shall not engage in Solicitation, whether for Employee’s own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than NeuStar). “Solicitation” means any of the following, or an attempt to do any of the following: (i) recruiting, soliciting or inducing any non-clerical employee or consultant of NeuStar (including, but not limited to, any independent sales representative or organization) to terminate his or her employment with, or otherwise cease or reduce his or her relationship with, NeuStar; (ii) hiring or assisting another person or entity to hire any non-clerical employee or consultant of NeuStar or any person who within 12 months before was such a person; or (iii) soliciting or inducing any person or entity (including any person who within the preceding 12 months was a customer or client of NeuStar) to terminate, suspend, reduce, or diminish in any way its relationship with or prospective relationship with NeuStar. The placement of general classified or “help wanted” advertisements and/or general solicitations to the public at large shall not constitute a violation of this Paragraph 2 unless Employee’s name is contained in such advertisements or solicitations.
     3. Confidentiality. Employee agrees not to disclose to any person or entity or use, at any time (except as may be required by law or legal process), Confidential Information. “Confidential Information” means any information not in the public domain or generally known in the industry, in any form, acquired by Employee while employed by NeuStar or any predecessor to NeuStar’s business or, if acquired following the employment term, such information which, to Employee’s knowledge, has been acquired, directly or indirectly, from any person or entity owing a duty of confidentiality to NeuStar (or to which NeuStar owes a duty of confidentiality), including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of NeuStar’s products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the business of NeuStar. All of such information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of NeuStar, and upon the resignation of Employee’s employment with NeuStar, Employee shall return to NeuStar the originals and all copies of any such information provided to or acquired by Employee in connection with the performance of his or her duties for NeuStar, and shall return to NeuStar all files, correspondence and other communications received, maintained or originated by Employee during the course of his or her employment.
     4. Nondisparagement. Employee agrees not to issue or communicate, directly or indirectly, any public statement (or statement likely to become public) that disparages, denigrates, maligns or impugns NeuStar or its officers, directors, employees, products or services, except truthful responses to legal process or governmental inquiry or by Employee in carrying out his or her duties while employed by NeuStar.
     5. Consideration. Employee acknowledges and agrees that the covenants provided for in this Agreement, including the term of the restricted period, the range of activities and the geographic area encompassed in such covenants, are reasonable and necessary in order to protect NeuStar in the conduct of its business and the utilization of its assets. Employee agrees that the prohibitions and restrictions in this Agreement will not prevent Employee from earning a livelihood after the termination of his or her employment. Employee further agrees that his or her continued employment, and the compensation and benefits to be provided by NeuStar in connection with such employment, are in consideration of his or her entering into this Agreement.
     6. Interpretation. If any restriction with regard to this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be deemed amended to extend over the maximum period of time, range of activities and/or geographic area to which it may be enforceable.
     7. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
     8. Waiver of Rights. No delay or omission by NeuStar in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by NeuStar on any one occasion is effective only in that instance and will not be construed as a bar to, or waiver of, any right on any other occasion.
     9. Equitable Remedies. The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of NeuStar and are considered by Employee to be reasonable for such purpose. Employee agrees that any breach or threatened breach of this Agreement is likely to cause NeuStar substantial and irreparable damage and therefore, in the event of any such breach or threatened breach, Employee agrees that NeuStar, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief. In addition, Employee acknowledges that NeuStar may, in its sole discretion, upon or after termination of Employee’s employment with NeuStar, notify any future employer of Employee or other person or entity with which Employee has dealings of his or her obligations under this Agreement.
     10. Stay of Time. In the event that Employee violates Paragraph 1 or 2 of this Agreement, the running of the time period of such provision so violated shall be automatically suspended on the date of such violation and shall resume on the date such violation permanently ceases.
     11. Assignability. NeuStar may assign this Agreement to any of its affiliates or any other company or entity that acquires (whether by purchase, merger, consolidation or otherwise) all or substantially all of the business and/or assets of NeuStar; provided, however, that in the event of such an acquisition, the restrictions in Paragraph 1 of this Agreement shall apply only to participation in a business competitive with a business undertaken by NeuStar or by Employee during Employee’s employment term up to the date of such acquisition.
     12. Amendment. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed by and delivered on behalf of Employee and NeuStar.
     13. Governing Law. The parties agree that this Agreement, and all rights and obligations hereunder, shall be deemed to have been made in the Commonwealth of Virginia, shall take effect as an instrument under seal within Virginia, and shall be governed by and construed in accordance with Virginia law, without giving effect to conflict of law principles. Any action, demand, claim or counterclaim relating to the terms and provisions of this Agreement, or to its formation or breach, shall be commenced in Virginia in state or federal court, and venue for such actions shall lie exclusively in Virginia. Employee and NeuStar consent to the jurisdiction of such a court.
     14. Signature in Counterparts. This Agreement may be signed in counterparts.
     15. EMPLOYEE ACKNOWLEDGES THAT HE OR SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.
     IN WITNESS WHEREOF, the Parties to this Agreement Respecting Noncompetition, Nonsolicitation and Confidentiality have executed this instrument on the date(s) set forth below.

EMPLOYEE

Date:

Name:

NEUSTAR,	INC.

By:		Date:
Name:
Title:

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